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                                                                    EXHIBIT 10.2

                              HOME BANCSHARES, INC.
               DIRECTOR AND EXECUTIVE OFFICER COMPENSATION SUMMARY

                          DIRECTOR COMPENSATION SUMMARY

     Set forth below is a summary of the compensation arrangement between Home BancShares, Inc. (the "Company") and its directors who are not full-time employees of the Company or one of its subsidiaries. Directors who are full-time employees of the Company or one of its subsidiaries receive no separate or additional compensation for their service as a director.

BOARD MEETING FEES

                              Per Meeting (Member)   Per Meeting (Chairman)
                              --------------------   ----------------------
Home BancShares, Inc. (HBI)     $1,000                 $2,000
First State Bank (FSB)          $575                   $1,150
Twin City Bank (TCB)            $450                   $900
Community Bank (CB)             $7,000 (per year)      $$9,500 (per year)
Bank of Mountain View (MV)      $300                   $600
Marine Bank (MB)                $750                   $750

The Chairman of the Board for Marine Bank receives an annual retainer of $36,000.

COMMITTEE MEETING FEES

                     HBI    FSB    TCB    CB    MV    MB
                    ----   ----   ----   ---   ---   ----
Audit               $400   $200   $200    --    --   $250
Nominating          $250     --     --    --    --     --
Asset / Liability     --   $250     --    --    --   $250
Compensation        $400   $250     --    --    --   $250
Loan                  --   $250   $200    --    --   $250
Marketing             --     --   $200    --    --     --
Personnel             --     --   $200    --    --     --
Trust                 --     --     --    --    --   $250
Executive             --     --     --    --    --   $250
Succession            --     --     --    --    --   $250

                  NAMED EXECUTIVE OFFICER COMPENSATION SUMMARY

     The named executive officers of Home BancShares, Inc. (the "Company") are "at will" employees lacking written employment agreements with the Company. The annual base salaries of the named executive officers are set annually by the Company's Board of Directors, based on the Compensation Committee's recommendation. In addition to his base salary, each of the named executive officers is eligible for a bonus and to participate in the Company's 2006 Stock Incentive Plan. For 2006, the annual base salaries of the Company's named executive officers are as follows:

John W. Allison        Chairman, Chief Executive Officer   $--
Ron W. Strother        Chief Operating Officer             $250,000
Randy Sims             President of First State Bank       $200,000
Tracy French           President of Community Bank         $197,836.60
Robert F. Birch, Jr.   President of Twin City Bank         $200,000 plus
                                                           $7,000 auto
                                                            allowance